Exhibit 10.11

STANDARD OFFICE LEASE

Agreement of Lease, made of this 1 day of May, in the year 2012, between

Joseph P. Day Realty Corp., as agent for 800 Third Avenue Associates, LLC, 9 East 40th Street, New York, New York 10016

Party of the first part, hereinafter referred to as OWNER, and

Liquid Prime Services, Inc., having an office at 800 Third Avenue NY, NY

Party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

Portion of the 39th Floor as identified on Exhibit A attached hereto,

in the building known as 800 Third Avenue

in the Borough of Manhattan, City of New York, for a term of approximately 6 years, 5 months (or until such term shall sooner cease and expire as hereinafter provided) to commence on May 1, 2012 (the “Commencement Date”) and to end on September 30, 2018; Tenant will pay annual rental at the rate set forth in the attached rent schedule; subject to increases for electricity and adjustments as provided in rider of even date herewith, which rental Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof (unless this lease be a renewal). Rent for any month partially within the term set forth above shall be prorated on a per diem basis.

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the Payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for general and executive offices and other uses incidental to executive office use and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent, subject to the following sentence. Subject to the prior written consent of Owner (which consent shall not be unreasonably withheld or conditioned and shall be deemed granted unless Owner notifies Tenant that Owner is withholding consent to changes for which Tenant has requested consent and describes in reasonable detail its reason(s) for doing so in a notice given within ten (10) business days after Tenant’s request for same), and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non- structural and which do not materially and adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner which approval shall not be unreasonably withheld, conditioned or delayed except Tenant shall use the electric contractor designated by Owner provided such electric contractor charges fair market rates for Local 3, A rated union electricians doing business in comparable buildings in Midtown Manhattan and Owner hereby approves Inner City Electrical Contractors. Tenant shall before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner (and Owner shall cooperate without cost to Owner in obtaining the same), and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after Tenant receives notice of same at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. If Tenant requests in writing that Owner do so, Owner will state at the time Owner consents to such installations whether Owner elects to have such installations removed by Tenant. If Tenant has not so requested, Owner by notice to Tenant no later than 20 days prior to the date fixed as the termination of this Lease, may elect to relinquish Owner’s right to said installations and to have them removed by Tenant. If Owner requires the installations to be removed by Tenant, the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Notwithstanding anything to the contrary contained herein, in no event shall Owner have the right to require Tenant to remove (a) the present installation or (b) an installation that is a typical office installation, alteration, addition or improvement. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating and other systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. Owner agrees to make reasonable efforts to minimize interference with the permitted use. Owner will endeavor to give Tenant reasonable advance notice (which may be oral) of such repairs, alterations, additions or improvements. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be a separate plenary action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations or repairs or alterations to the systems not exclusively servicing the Demised Premises unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying lease, and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may commercially reasonably request.

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful misconduct of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant caused by, or due to breach of this Lease or negligence or willful misconduct. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld (and shall be deemed granted with respect to counsel appointed by Tenant’s insurer). Owner shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorney’s fees, paid suffered or incurred to the extent caused by the negligence or willful misconduct of the Owner, Owner’s agents, contractors, employees, invitees or licensees. In case any action or proceeding is brought against Tenant by reason of any such claim, Owner, upon written notice from Tenant, will, at Owner’s expense, resist or defend such action or proceeding by counsel approved by Tenant in writing, such approval not to be unreasonably withheld and shall be deemed granted as to counsel appointed by Owner’s insurer.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and henceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy provided that such notice is accurate. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc. 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successors and assigns, expressly covenants, that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant other than through a recognized exchange shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant beyond the expiration of all applicable notice and cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be consumed to relieve Tenant from obtaining the express construed in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to sub-metering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Owner shall not enter upon the demised premises except upon reasonable advance notice which may be oral (except in the case of an emergency, in which case notice shall be given as soon as practicable) and Owner shall make reasonable efforts to minimize the disturbance caused by any entry upon the premises. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floors, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenant. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to be the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed Constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record, except as set forth in this Lease.

Bankruptcy: 16. (a) Anything elsewhere in this lease to be contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor which if involuntary is not discontinued within 90 days after commencement; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant or any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised remises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 365 if Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant beyond the expiration of all applicable notice and cure periods; then, in any one or more of such events, upon Owner serving a written 30 days notice upon Tenant specifying the nature of said default, and upon the expiration of said 30 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 30 day period, and if Tenant shall not have diligently commenced curing such default within such 30 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then if such default is continuing Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required for more than five days after notice the same is due and was not received; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.

The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant or Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the events of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any (except in an emergency), then unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Owner will perform any such repairs, alterations, additions and improvements with reasonable diligence and with a reasonable effort to minimize interference with the permitted use. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same in “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, within all applicable notice and cure periods, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by Owner or Tenant, as the case may be. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent., nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims. The foregoing shall not prohibit Tenant from bringing a separate plenary action against Owner.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date Tenant commences the conduct of its business in the Demised Premises, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered if a business day or, if not, then the next business day, if delivered by overnight courier or (c) on the date which is two (2) business days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notice given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory, cleaning and pantry purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the reasonable judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises in accordance with the attached cleaning specifications on business days at Owner’s expense provided that the same are kept in order by Tenant. No one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building in excess of standard office rubbish; (e) air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract, Owner will furnish the same at Owner’s customary rate, which is presently $500.00 an hour; the foregoing charge shall not apply in the event Tenant uses its own supplementary air conditioning system or a supplementary air conditioning system shared with or maintained by Tinicum Incorporated; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. Owner shall make reasonable efforts to minimize interference with the permitted use and shall endeavor to provide Tenant with reasonable advance notice of such stoppage, which notice may be oral. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefore without in any way affecting this lease or the obligations of Tenant hereunder. (g) Owner shall permit telecommunication service providers already servicing the Building to provide telecommunication services to Tenant subject to Owner’s reasonable rules.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of good, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder arising on or after the date of such transaction, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days’ as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, Owner shall not enforce the Rules and Regulations against Tenant in a discriminatory manner vis-ã-vis other tenants of the Building. In the event of any conflict between the Rules and Regulations and this lease, this lease shall govern.

Security: 34. Tenant has deposited with Owner the sum of $150,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. If Tenant is not then in default of any of the terms, provisions, covenants and conditions of this lease (or, if such default then exists, upon the cure of the same), the security shall be returned to Tenant promptly after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which he demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner, Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and or to any other person, firm or corporation specified by Owner, a statement certifying that to Tenant’s actual knowledge after due inquiry this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating to Tenant’s actual knowledge after due inquiry whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs , distributees, executors, administrators, successors, and except as otherwise provided in tills lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building and the proceeds therefrom, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant shall have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	JOSEPH. P. DAY REALTY .,CORP., AS AGENT FOR 800 THIRD AVENUE ASSOCIATES, LLC (OWNER )

BY:

Witness for Tenant:	LIQUID PRIME SERVICES, INC. (TENANT)

	BY:	/s/ John Allen
	FEDERAL IDENTIFICATION#:	05-0569316
John Allen COO

IMPORTANT- PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designed for such delivery by Owner. There shall not be used in ay space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished. Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner, Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a pars.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from owner. Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and venrilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours. Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior tin case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing Venetian blinds and/ or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of tire building without Owner’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expenses, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15. and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

STANDARD LEASE RIDER

37. RIDER PROVISIONS PARAMOUNT

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with the Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to this Tenant to the extent of such inconsistency.

38. BINDING EFFECT

It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing Agent of the Building solely in its capacity as such Agent and subject to Owner’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Owner or its Agent until such time as this Lease shall have been approved and executed by the managing Agent or the Owner and delivered to Tenant.

39. REAL ESTATE TAX ESCALATION

Tenant shall pay Owner as additional rents the amounts set forth in this Article 39.

A. The following definitions shall apply:

1. “Taxes” shall mean the real estate taxes and assessments and special assessments imposed upon the Building and/or the land (“the Building”) by any governmental bodies or authorities for any purpose whatsoever or any other governmental charges whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be levied or assessed with respect to the Building during the term of this Lease or any renewal thereof whether the increase results from a higher tax rate or an increase in the assessed value of the Building or both or other means of increase. If at any time after the date hereof the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (i) a tax, assessment, levy or otherwise on the rents received therefrom, or (ii) a license fee measured by the rent payable by Tenant to Owner, or (iii) any other additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purpose hereof. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or excess profits that is or may be imposed upon Owner, nor shall Taxes include any interest, penalties or fines. Tenant agrees to pay Tenant’s Share of the actual reasonable costs incurred by Owner in any tax protest or reduction proceedings, including (to the extent reasonable) attorneys, accountants and appraiser’s fees and any other filing or court fees or other costs, disbursements or expenses incurred with relation to each Tax Year during the term of this Lease.

2. “Base Tax” shall mean Taxes, as finally determined by settlement, court decision or otherwise, for the fiscal Tax Year ending June 30, 2008 except no effect shall be given to any abatement or other reduction.

3. “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority.

4. “Tenant’s Share” shall be .809% throughout the term of this Lease irrespective of the bulk of the Building and the Demised Premises and any additions or demolition at any time during the term hereof

5. “Building” shall mean the land and building known as 800 Third Avenue in the borough of Manhattan, city and state of New York of which the Demised Premises form a part.

B. 1. If, for any reason, the Taxes for any Tax Year occurring in whole or in part during the term of this lease shall be more than the Base Tax, Tenant shall pay as additional rent for such Tax Year an amount equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax. (The amount payable by Tenant is hereinafter called the “Tax Payment.”) Owner or Agent shall furnish Tenant with a statement showing the calculations for any year in which a Tax Payment is due and if requested with copies of the tax bills. Said statement shall be deemed final and binding on Tenant unless disputed by Tenant within 30 days after receipt thereof.

2. In the event the Base Tax is reduced as a result of settlement, court decision or of any other appropriate proceeding or agreement, Owner shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder to reflect the new Base Tax, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Owner setting forth the amount of said adjustment. Owner will furnish an explanation of such adjustment on request.

C. With respect to any period at the commencement or expiration of the term, which shall constitute a partial Tax Year, Owner’s statement shall apportion the amount of the Tax Payment due hereunder.

D. Beginning with the first Tax Year in which Taxes are greater than the Base Tax, the Tax Payment for that year and subsequent years shall be paid in full promptly after billing.

E. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper.

F. Owner’s failure during the Lease term to prepare and deliver any statements or bill for Tax Payment, or Owner’s failure to make a demand under this Article 39 or under any other provisions of this Lease shall not in any way be deemed to be a waiver of or cause Owner to forfeit or surrender its right to collect any items of additional rent which may have become due pursuant to this Article 39 so long as Owner delivers to Tenant a bill for a Tax Payment within two years after the expiration of the Tax Year for which such Tax Payment is due or if later within two years after the final determination of such Tax Payment, or any other article of this Lease during the term of this Lease. Tenant’s liability for the additional rent due under this Article 39 shall survive the expiration or sooner termination of this Lease.

G. In no event shall any adjustment of Tax Payments hereunder result in a decrease of the fixed rent or additional rent payable pursuant to any other provisions of this Lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental and in addition to Tenant’s obligation to pay fixed rent.

40. INTENTIONALLY OMITTED

41. INTENTIONALLY OMITTED

42. INTENTIONALLY OMITTED

43. LOCAL LAWS

If any alterations, installations, changes or improvements to the Building, including, but not limited to, the Demised Premises are made by Owner in order to comply with New York City Local Law No. 5 (fire protection) and New York City Law No. 10 (building condition) and any other local law as each may be amended or any successor or law of like import, (or any Federal, State or local law or government regulations enacted subsequent to the date hereof) at any time after the date of this Lease and prior to the expiration date of this Lease, the cost of any such alterations shall, for the purposes of this Article 43, be deemed amortized by Owner in accordance with an amortization schedule based on the useful life thereof with a reasonable interest factor included therein, determined by Owner in Owner’s reasonable judgment, and during each calendar year which shall include any part of the demised term for which such an amortization shall be applicable, Tenant shall pay to Owner a sum equal to .809% of such amortization and interest applicable to such calendar year. Owner shall deliver (prorated for any partial year within the term). Tenant a statement setting forth the amount due. Such statement shall not be deemed final and binding on Tenant unless disputed required to make any payment under this Article by Tenant within 30 days after receipt thereof reason of alterations required to be made by laws in effect as of the date of execution of this Lease.

44. ADDITIONAL RENT

All escalation rents, additional rent and any and all other payments, charges and sums due by the Tenant to the Owner under this Lease whether or not designated as such shall be deemed rent for all purposes hereunder and by law, and the failure to pay any such amount shall subject the Tenant to the same rights and remedies of the Owner including the right to commence summary proceedings for nonpayment of rent as if such escalation rent, additional rent and other payments, charges and sums due were Fixed Annual Base Rent hereunder.

45. ACCEPTANCE OF RENT

If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its rights, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Owner may apply any of such payments to any such items in arrears as Owner, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited. No payment by Tenant nor receipt by Owner of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any payment nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such payment due or pursue any other remedy in this Lease provided or at law. No receipt of monies by Owner from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner shall reinstate this Lease, and after the service of notice to termination this Lease, or after the commencement of any action, proceeding or other remedy, Owner may demand, receive and collect any monies due and apply this on

8

account of Tenant’s obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment. All checks rendered to the Owner as and for the rent of the Demised Premises shall be deemed payments for the account of the Tenant. Acceptance by the Owner of rent from anyone other than the Tenant shall not be deemed to operate as an attornment to the Owner by the payer of such rent or as a consent by the Owner to an assignment or subletting by the Tenant to the Demised Premises to such payer, or as a modification of the provisions of this Lease.

46. LATE PAYMENT

If Tenant shall fail to pay any installment of rent, additional rent or other charges when first due hereunder (irrespective of any grace period as may be applicable thereto) and such payment was not received in the office of the Owner’s Agent on or before the second day after notice such payment was due and was not received then interest at the rate of one and one half-percent (1-1/2%) per month for each month or portion of a month may be charged on such sum not paid when first due and payable hereunder, and such interest shall be deemed to accrue as additional rent hereunder and shall be paid to Owner upon demand made from time to time, but in any event no later than the time of payment of the delinquent sum. If such interest from time to time shall exceed the rate permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to a lease, then the interest shall be reduced to said legal maximum rate. Such late charge shall be without prejudice to any of Owner’s rights and remedies hereunder for nonpayment of rent and shall be in addition thereto. If Tenant shall submit to Owner a check which is dishonored for any reason, Tenant shall pay to Owner as Additional Rent an additional $200.00 for Owner’s expenses, and all future payments required by Tenant under this lease shall be made by certified or bank check.

47. RENT CONTROL

If the annual base rental or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall within ten (10) days of request enter into an agreement or agreements and take such other action as Owner may request, as may be legally permissible, to permit Owner to collect the maximum annual base rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of annual base rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the termination of the term of this Lease, (a) the annual base rent and additional rent, after such termination, shall become payable under this Lease in the amount of the annual base rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Owner, to the maximum extent legally permissible, an amount equal to (i) the annual base rent and additional rent which would have been paid pursuant to this Lease but for such rent restriction less (ii) the annual base rent and additional rent paid by Tenant to Owner during the period that such rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

48. TENANT’S SECURITY

Owner shall unless prohibited by law or by the general policies of lending institutions in New York City deposit the security in an interest-bearing account with a bank selected by Owner. All interest which shall accrue on the security shall be held as additional security in accordance with this Lease. Owner shall be entitled to an administrative fee equal to the lesser (i) of 1% per year upon the security deposited by the Tenant and (ii) the amount of interest earned that year on the security.

49. INTENTIONALLY OMITTED

50. TENANT’S CLEANING

The Tenant agrees to employ such office cleaning and maintenance contractor as the Owner may from time to time designate for all waxing, polishing and maintenance work in the Demised Premises above any cleaning services which may be provided by Owner pursuant to this Lease. Such contractor shall be reputable and qualified and its charges for services shall be fair market. The Tenant shall not employ any other contractor or individual without the Owner’s prior written consent which consent shall be in Owner’s sole discretion. Tenant recognizes that this provision is for the security of the Building. The foregoing shall not preclude Tenant or its employees from performing any of the foregoing work. In connection with all refuse, Tenant agrees to comply with all governmental rules and regulations and reasonable rules of the building carter as to separation of refuse and other refuse recycling requirements and in connection therewith to pay for any required refuse bags.

51. RESTRICTIONS ON USAGE

A. Tenant covenants and agrees that during the term of this Lease neither Tenant, assignee nor any subtenant (if the same are permitted pursuant to this Lease) will use as its name or as part of its name (under which it conducts business) any name which, regardless of the spelling thereof, has the same or similar sound or meaning as the words

“MEDICAL CENTER”, “MEDICAL GROUP” or “MEDICAL TREATMENT CENTER”.

B. Notwithstanding anything to the contrary contained in this Lease, Tenant covenants and agrees that Tenant will not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used:

(a)	for retail banking, trust company or safe deposit business:

(b)	as or by a retail commercial or savings bank, as or by a trust company, as or by a savings and loan association, as or by a loan company or as or by a credit union;

(c)	for the sale of traveler’s checks and/or foreign exchange;

(d)	as a restaurant and or bar, and/or for the sale of soda and/or beverages and/or food or sandwiches and or ice cream and/or baked goods;

(e)	as a diagnostic medical center and/or for the practice of medicine or health services;

(f)	as a school of any kind including but not limited to the teaching of or instructions or giving courses in either secretarial skills, and/or languages and/or the operation of office equipment and/or business machines;

(g)	for telephone answering, messenger, photocopying, express mail services for other than Tenant;

(h)	as an employment, placement or recruiting agency or similar activity.

52. INDEMNIFICATION AND INSURANCE

At all times during this Lease or any extension thereof, Tenant must procure and maintain the following insurance coverage for the mutual benefit of Tenant and Owner. All carriers used must be rated at least A-VII by AM Best rating service.

I.	Workers Compensation and Employers Liability

(a)	Statutory Workers Compensation (including occupational disease) in accordance with the law and including applicable other states endorsement.

(b)	Employers Liability Insurance in accordance with State law.

II.	All Risk Property Insurance with limits dedicated to the Demised Premises with respect to all of its personal property, including removable trade fixtures, located in the Demised Premises and on all additions and improvements made by Tenant for replacement value and naming Owner as loss payee as their interests may appear.

(a)	Business interruption insurance (including rental value) in an annual aggregate amount equal to the estimated loss of business income from the Lease of the Property, up to $1,000,000 including, without limitation, the loss of all Rents and additional Rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such insurance to cover losses for a period of the longer of (a) One (1) year after the date of the fire or causality in question or (b) the period from the time of loss until all repairs are should have been completed with reasonable diligence and dispatch, plus an extended period of indemnity commencing at the time repairs are completed for a period of not less than 180 days and to be increased or decreased, as applicable, from time to time during the term of the Lease.

(b)	Tenant agrees to (i) release and waive the right of subrogation against Owner and/or any tenant of space in the building with respect to loss payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(c)	During any substantial renovation by Tenant, all risk builders’ risk liability coverage on a replacement cost basis must be maintained by Tenant equal to the replacement cost value of the building. The form of such coverage shall be subject to reasonable approval by the Owner and must insure the Owner as Owner’s interest may appear.

III.	Commercial General Liability (CGL) – Written on an occurrence basis, utilizing standard unmodified coverage forms, with a per location aggregate endorsement. Coverage under the CGL policy shall extend to any indemnity agreement entered into by the Tenant in connection with this Lease. The CGL coverage shall also provide that any individual or entity that the Tenant is obligated to name as an additional insured shall automatically receive additional insured status under the CGL policy. In lieu of this provision, there shall be a specific endorsement on the policy naming the required parties as unrestricted additional insureds. Additionally if Tenant is in the business of selling or serving liquor, Tenant must obtain liquor legal liability coverage in an amount and on a form subject to Owner’s reasonable approval.

Additional lnsureds: Owner and all parties reasonably requested by Owner, including without limitation any interested finance institutions or other parties having an interest in the property, shall be named as additional insureds. All coverage provided to the additional insured’s under Tenant’s overages shall be primary and non-contributory with coverage independently carried by the additional insureds.

The policies cannot contain any provision that would preclude coverage for suits/claims brought by an additional insured against a named insured.

The CGL coverage must provide for a total per occurrence and aggregate limit for bodily injury and property damage of $2,000,000.00. This limit may be obtained through combining CGL and excess/umbrella policies.

IV.	INTENTIONALLY OMITTED

V.	Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall be warranted to be excess of limits provided by primary CGL, automobile and employers liability.

Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall include additional insureds as per CGL policy.

Umbrella and/or excess liability policies used to comply with CGL and/or automobile liability limits shown above shall include Waiver of Subrogation in favor of all additional insureds.

VI.	EVIDENCE OF INSURANCE

Tenant agrees to deliver to Owner on execution of this Lease and a duplicate original of Tenant’s insurance policies or a certificate of insurance evidencing the coverage maintained by Tenant. Each policy must provide that at least 15 days prior to the expiration date thereof, Tenant shall deliver to Owner a fully paid renewal policy or certificate thereof. Each policy must provide that it may not be cancelled or modified unless Owner is given at least 20 days prior written notice by certified or registered mail of such cancellation or modification. Tenant also agrees to deliver certificates of insurance required by Article 3 of the Lease to be maintained by Tenant’s contractors and subcontractors in reasonable amounts unless otherwise required pursuant to Article 3.

If Tenant defaults in obtaining or delivering any such policy or policies or certificates thereof or fails to pay the premiums therefor and such default continues beyond the expiration of the applicable notice and cure periods, Owner may (but shall not be required to) secure or pay for any such policy or policies and charge Tenant as additional rent therefor. Such additional rent shall be payable by Tenant to Owner with the fixed rent then next accruing. If Tenant defaults in paying the same with interest to date of payment, Owner shall have the same rights and remedies on account thereof as it has with respect to a default in the payment of the fixed rent, including summary proceedings.

VII.	INDEMNIFICATION

To the fullest extent permitted by law, Tenant shall hold harmless, indemnify and defend the Owner against any and all claims, damages, liabilities, losses and expenses, including reasonable attorney’s fees arising out of or occasioned by, or in any way connected with physical harm to person or property relating to the use of the demised premises. Nothing contained in this indemnity agreement shall be construed to require the Tenant to indemnify the Owner for any liability stemming from any act or omission other than acts or omissions of the Tenant, its employees, agents or any independent contractors performing on its behalf.

53. COST AND EXPENSES

All costs and expenses including reasonable attorneys’ fees incurred by Owner or Tenant in and about enforcing any of the covenants and conditions of this Lease against the other shall be paid by the nonprevailing party to the extent included in any judgment rendered in the prevailing party’s favor in any court of competent jurisdiction against the nonprevailing party.

54. INTENTIONALLY OMITTED

55. BROKER

Owner and Tenant each covenants, warrants and represents that there was no broker except the managing agent JOSEPH P. DAY REALTY CORP. instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except the managing agent JOSEPH P. DAY REALTY CORP. concerning the renting of the premises. Owner and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker except the managing agent JOSEPH P. DAY REALTY CORP. The provisions of this Article 55 shall survive the expiration or earlier termination of this Lease.

56. CONSTRUCTION: GOVERNING LAW

If any of the provisions of this Lease or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed in all respects by the laws of the State of New York.

57. ATTORNMENT

Tenant agrees that if a superior lessor or a mortgagee shall enter into and become possessed of the real property of which the Demised Premises form a part, or any part or parts of such real property either through possession or foreclosure action or proceedings, or through the issuance and delivery of a new lease of the premises covered by the Lease to the mortgagee, then, if this Lease is in full force and effect at such time, Tenant shall attorn to the superior lessor or the mortgagee, as its Owner, if such superior lessor or such mortgagee requests Tenant to do so. In such event, such lessor or mortgagee shall not be liable to Tenant for any defaults theretofore committed by Owner, and no such default shall give rise to any rights or offset or deduction against the rents payable under this Lease. However, Owner will remain liable therefor. If any superior lessor or any mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly.

58. TENANT’S CERTIFICATE

At any time and from time to time upon at least ten (10) days’ prior written notice by the Owner to the Tenant, the Tenant shall without charge execute, acknowledge and deliver to the Owner a statement in writing, in recordable form, addressed to such party as the Owner may designate prepared by the Owner or in form satisfactory to the Owner certifying any of the following information as may be requested (a) to Tenant’s actual knowledge after inquiry that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether the term of the Lease has commenced and the rent and additional rent have become payable hereunder and, if so, the dates to which they have been paid, (c) whether or not, to the actual knowledge of the Tenant after inquiry, the Owner is in default in the performance of any of the terms of this Lease and, if so, specifying each such default of which the Tenant may have knowledge, (d) whether the Tenant has accepted possession of the Demised Premises, (e) whether the Tenant has made any uncollected claims against the Owner under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claims, (f) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the Tenant to be performed and, if so, specifying the same and (g) such further information with respect to the Lease or the Demised Premises as the Owner may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or any part thereof or of the interest of the Owner in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or any prospective lessee thereof or by any prospective assignee of any mortgage thereof.

59. INTENTIONALLY OMITTED

60. TENANT’S REMEDIES

With respect to a request to perform any alterations or approve plans and specifications therefor or for any sublease or assignment for which Owner’s consent or approval is required, Tenant in no event shall be entitled to make nor shall Tenant make, any claim (and Tenant hereby waives any such claim) for money damages; nor shall Tenant claim any money damages by way set off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant’s sole remedy shall be an action or proceeding in equity to enforce any such provision or for specific performance, injunction or declaratory judgment. Tenant will not seek to consolidate any claim or counterclaim in any summary proceeding brought by Owner for possession of the premises.

In the case of a claim by Tenant that Owner unreasonably withheld or delayed consent to a request to perform any alterations or approve plans and specifications therefor or for any sublease or assignment. Owner and Tenant hereby agree that the following provisions shall apply: upon the written request of Tenant, the dispute either (i) shall be submitted to the American Arbitration Association (the “Association”) for disposition pursuant to the “Expedited Procedures” of the Association, if available, or (ii) shall be submitted to the president of the Real Estate Board of New York, Inc. who shall appoint a single arbitrator to decide the dispute; in the event said president refuses to do so, the dispute shall be resolved in accordance with clause (i). If the President of the Real Estate Board agrees to appoint an arbitrator, he shall appoint the arbitrator within three days and the arbitrator will hold a hearing and decide the dispute within seven days of his appointment. The decision of the arbitrator shall be final, and all actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than ten (10) business days after the rendering of such decision. Judgment upon the decision or any award rendered may be entered in any court having jurisdiction thereof. All fees payable to the Association or the Real Estate Board or the arbitrator for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the Association. For purpose of this Article, the phrase “Expedited Procedures of the Association” shall mean those procedures set forth in paragraphs 53 through 58 of that certain booklet published by the Association and titled “Commercial Arbitration Rules”, as amended and in effect March 1, 1986.

61. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the Demised Premises or any part thereof to be used by others, without Owner’s prior written consent in each instance. The consent by Owner to any assignment or subletting in no way shall be construed to relieve Tenant from obtaining Owner’s express written consent to any other or further assignment or subletting.

(b) If Tenant requests Owner’s consent to the assignment of this Lease or the subletting of all of the Demised Premises, it shall submit in writing to Owner, at the time it requests such consent the following material relating to the proposed assignee or subtenant:

(i)	the name and address;

(ii)	the terms and conditions of the proposed assignment or subletting;

(iii)	the nature and character of the business to be conducted in the Demised Premises;

(iv)	an executed copy of the assignment or sublease;

(v)	a deposit of $1,500 (or $2,500 if Tenant’s request is accompanied by plans) to be applied by Owner to fees and expenses incurred by Owner pursuant to subparagraph (e)(iv) below, the unapplied balance of such deposit to be refunded by Owner to Tenant;

(vi)	a financial statement for the preceding two (2) years if it has been a business for that period;

(vii)	banking, financial and other credit information reasonably sufficient to enable Owner to determine the proposed assignee’s or subtenant’s financial responsibility; and

(viii)	such other business or financial information reasonably requested by Owner within 10 business days after Owner has received items (i) through (vii) above.

(c) If Tenant requests Owner’s consent to either (a) an assignment of lease other than in connection with a merger or transfer of the equity or assets or Tenant or (b) a sublease of the entire demised premises for substantially the balance of the term of this lease, then Owner shall have the following option, exercisable by written notice to Tenant within twenty (20) business days after Tenant’s aforesaid request for Owner’s consent and the furnishing of all requested information:

Owner may elect to terminate Tenant’s Lease on the effective date of the proposed assignment or sublease (or, if the effective date is not an identified calendar date, then 30 days after Owner gives notice to Tenant that it is exercising this recapture right) and Owner shall execute and deliver an instrument releasing and discharging the Tenant from all obligations under this Lease accruing after the effective date of such proposed assignment or sublease, and Tenant shall vacate and surrender possession of the entire Demised Premises in accordance with the Lease on or before said effective date.

(d) If the Owner shall not exercise the foregoing option in subparagraph (c) hereinabove within the time set forth above, its consent to the proposed assignment or subletting of all of the Demised Premises shall not be unreasonably withheld, provided, however, that it may withhold consent therein if in the reasonable exercise of its judgment it determines that:

1.	The financial condition and/or general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligations undertaken by the proposed assignment or sublease.

2.	The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Tenant’s Lease.

3.	The nature of the occupancy of the proposed assignee or subtenant is not in accordance with the use provision of the Lease or will cause excessive density of employees or traffic or make excessive demands on the Building’s services or facilities or be an assignment or sublease to a school or employment or placement agency.

4.	The Tenant proposes to assign or sublet to one who at the time is a Tenant in possession of premises in the Building of which the Demised Premises are a part.

5.	Intentionally Omitted.

6.	Intentionally Omitted.

7.	The sublet is not for the entire Demised Premises.

(e) If Owner shall not exercise the option set forth in subparagraph (c) above within the time limit provided therefore and if Owner shall not have withheld its consent pursuant to subparagraph (d) above, its consent to the proposed assignment or subletting shall not be withheld provided, however, that each of the following conditions first are complied with:

(i)	Tenant then shall not be in default under this Lease beyond the expiration of any applicable notice or cure period;

(ii)	The assignee shall execute an agreement, in form reasonably satisfactory to the Owner, whereby such proposed assignee prospectively assumes performance of Tenant’s obligations under this Lease and shall become jointly and severally liable with the Tenant on a prospective basis for the performance thereof. The Subletting Agreement shall provide that it is expressly subject to the terms and provisions of the Lease.

(iii)	A duplicate original of the instrument of assignment and assumption agreement or sublease duly executed by the appropriate party, shall be delivered to the Owner before the assignee or subtenant shall be let into possession of the Demised Premises.

(iv)	Tenant shall pay any expense, including, but not limited to, reasonable attorneys’ fees and fees for financial investigation incurred in connection with the review and/or preparation and/or execution of any documents submitted to Owner relating to the proposed assignment or subletting including preparation of the consent. This provision shall not apply if Owner elects to terminate the Lease pursuant to subparagraph (c) herein.

(f) If the Owner shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefore, shall pay to Owner, as additional rent:

(i)	In the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net undepreciated cost thereof determined on the basis of Tenant’s Federal income tax returns) after first deducting therefrom broker commission(s), marketing costs and the cost of any allowances or other enticements; and

(ii)	In the case of a sublease, 50% of any rents, additional charges or other consideration payable under the sublease and related agreements to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then undepreciated cost thereof determined on the basis of Tenant’s Federal income tax returns) after first deducting therefrom broker commission(s), marketing costs and the cost of any allowances or other enticements.

The sums payable under this subparagraph (f) shall be paid by Tenant to Owner as and when paid by the assignee or subtenant to Tenant.

(g) Each of the foregoing provisions and conditions shall apply to each and every further assignment or subletting or subsubletting. An assignment of Lease or a subletting as above provided shall not discharge or release from liability under the Lease the Tenant or any other person. firm or corporation which previously shall have assumed Tenants obligations hereunder, such liability to remain and continue for the balance of the term and any option to renew contained in the Lease with the same force and effect as though no assignment had been effected.

(h) Any transfer or issuance of shares other than through a recognized exchange which shall cause in the aggregate fifty percent (50%) or more of the stock of Tenant or any assignee to be owned by any party other than those parties who were Tenant’s shareholders or assignee’s shareholders on the date of execution of this Lease or the effective date of the assignment shall be deemed an assignment of this Lease and shall require Owner’s prior written consent in accordance with this Article 61. Owner’s consent shall not be required for (1) an assignment or sublease to an affiliate and (2) for an assignment in connection with a merger or sale of the Tenant’s equity or assets, provided Tenant shall give Owner prior notice thereof including the name, address and Federal identification number of any such sublessee or assignee, a signed copy of any instrument of assignment or sublease and in the event of an assignment, assignee shall assume the obligations of Tenant under this Lease. An affiliate shall be deemed an entity controlled by, controlling or under common control with Tenant.

(i) In the event that Owner exercises its option under subparagraph (c) above, Owner shall have the absolute right to, and in no way shall be liable to Tenant if it shall, lease or further sublease the Demised Premises to Tenant’s prospective assignee or subtenant, as the case may be.

(j) If Owner does not exercise its option and also withholds its consent to the proposed assignment or subletting and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent; but Owner shall not be liable to Tenant in any respect for money or compensatory damages by reason of withholding its consent. The expedited arbitration provisions of Article 60 shall apply.

(k) INTENTIONALLY OMITTED.

(I) INTENTIONALLY OMITTED.

(m) No action or Consent by Owner to listing of names on the Building directory nor acceptance of rent from any party other than Tenant shall be deemed a consent to any assignment or sublease of the Demised Premises nor a waiver of any of the provisions hereof.

(n) Provided that Tenant is not then in default under this Lease, Tenant may permit the use of up to three desks in the Demised Premises by lawyers, accountants or persons in the financial industry with whom Tenant does business provided that the Demised Premises are not further demised, and that Tenant gives Owner prior notice thereof, including the name, address, social security number or Federal identification number of any such individual or business entity and an executed copy of any instrument of sublease, license, or use.

62. END OF TERM

A. Provided that Tenant holds over in excess of 30 days, Tenant hereby agrees to indemnify and save Owner harmless against all costs, expenses, claims, losses or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or earlier termination of this Lease, (Tenant’s Holdover) including without limitation (i) any payment or rent concession which Owner may be required to make to any tenant obtained by Owner for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant and (iii) any claims made by any succeeding tenant founded on such delay. Such indemnity shall survive the expiration or earlier termination of this Lease.

B. Tenant agrees that losses to Owner resulting from Tenant’s Holdover will be very substantial, exceed the amount of Fixed Annual Base Rent as adjusted and additional rent payable hereunder and be difficult of accurate measurement. Therefore, if Tenant shall fail to vacate and surrender the Demised Premises as required hereunder, it shall he deemed a holdover Tenant on a month-to-month basis at a fixed monthly rent equal to one and one half times the monthly rate of all Fixed Annual Base Rent as adjusted and additional rent payable for the last month of the term hereof. The collection of the aforesaid rent shall not act to limit Owner’s rights to institute summary proceedings to obtain possession or pursuant to this Article 62 or in the Lease or at law, but any such rent collected will be non-refundable and shall be applied against any such damages.

C. Nothing in this Article shall be construed as permitting Tenant to hold over in possession of the demised premises after expiration or termination of the term of this Lease.

63. EXHIBIT

Tenant acknowledges and agrees that the diagram of the Demised Premises annexed hereto as Exhibit A has not been drawn to scale, is an approximation of the actual size and location of the space involved and is not meant to be a representation of the actual size and location of the space involved. Tenant has had the opportunity to and has made such inspection of the leased premises as Tenant deems necessary.

64. HEAD NOTES

The Article headings herein are only for convenience and are in no way to be construed as a part of the agreement or as a limitation on the scope of any provision thereof.

65. RULES OF INTERPRETATION

For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease and any provisions therein shall be interpreted and enforced without the aid of any presumption, canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

66. INTENTIONALLY OMITTED

67. DEPOSIT ON ACCOUNT OF OWNER’S EXPENSES

In the event Tenant requests Owner’s consent for alterations under Article 3 of this Lease, the total cost of which will exceed $100,000. Tenant will deposit with Owner at the time of making such request the sum of $1,500 (or $2,500 if Tenant’s request is accompanied by plans) to be applied by Owner in payment for out-of-pocket fees and expenses reasonably incurred by Owner in the review of such request. Owner shall upon request. provide Tenant with a reasonably detailed accounting of how such funds have been spent. Any such funds not spent shall be returned to Tenant promptly after Tenant’s request. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to bear such fees and expenses or provide the funds therefor with respect to Tenant’s initial alterations.

68. ELECTRICITY

Owner, at Owner’s expense has distributed and will furnish electrical energy to or for the use of Tenant in the Premises on a rent inclusion basis. Owner shall provide during the term at least six watts per rentable square foot demand load excluding the Building heating, ventilation and air conditioning system. There shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Owner’s services which are covered by the annual rental reserved hereunder. Tenant agrees that pending an electrical survey as provided in this Article, the fixed annual rental set forth on the first page of this Lease shall be increased by $13,326.25 per annum (the “Electrical Inclusion Factor”). Owner shall not he liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility servicing the Building with electricity or for any other reason not attributable to Owner or any of its agents, employees or contractors. Owner represents that all sections and methods described in Article 68 relating to the charges for electricity above SI 3, 326.25 represent a reasonable industry standard method and practice.

(A) The parties agree that although the charge for the distribution and furnishing of electrical energy is included in the rent on a so-called “Rent Inclusion” basis, the value of such service may not be fully reflected in the rent. Accordingly, Tenant agrees that Owner may cause an independent electrical consulting firm, selected by Owner, to make a final determination following the execution of this Lease, of the full value to Tenant of such services supplied by Owner. The consultant’s calculations and determinations of the electric charge, hereafter referred to as “Electrical Inclusion Factor” shall be established by the consultant by the use of this agreed upon method:

(i)	The Seasonal Demand factor (KW) applicable to the rate structure for each item consuming electricity shall be arrived at by applying the Connected Load rating of each item at 100% when related to Lighting, and applicable percentage factors for items related to Equipment; such quantity shall be adjusted by the power factor to arrive at the Demand Load.

(ii)	Seasonal Energy factor (KWH) applicable to the rate structure shall be arrived at by the method of applying the Connected Load rating of each item, multiplied by the hours of its usage during seasonal monthly periods as reasonably determined by the consultant.

(iii)	All components of the service classification as billed to the Owner by the public utility or other supplier in effect on the date of execution of this Lease, or any successor classification reflecting similar service, shall be utilized as the basis for the determination of the Electrical Inclusion Factor. Tenant shall pay for electricity consumed thereby as determined and evaluated from time to time by Owner’s electrical consultant, such payment to be additional rent, and to be equal to what Tenant would pay for such consumption of electricity if it purchased that amount of electricity from the public utility servicing the Building under the rate structure and/or classification as set forth in this section.

An additional component shall be added to the rate schedule hereafter referred to as “Electric Service Charge” which shall reflect an adjustment to the rate schedule at the rate of one cent per KWH to compensate the Owner for its cost related to servicing the Electrical Inclusion Factor.

In no event shall the Electrical Inclusion Factor, as defined below, be decreased below $13,326.25 per annum.

(B) Subject to the provisions of subsections below, the parties agree that the sum of $13,326.25 per annum is included in the annual rental to cover the charge for electricity made available to Tenant in the Premises (“Electrical Inclusion Factor”). If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased (using the rate in effect on the date of execution of this Lease as the base rate), or if there occurs any other cost adjustment resulting in an increase or decrease in electric charges, the annual rental herein reserved shall be equitably adjusted for Tenant on a non-discriminatory basis, to reflect the increase or decrease in the Electrical Inclusion Factor and Tenant agrees to pay Owner the new annual rental rate resulting from such adjustment of the Electrical Inclusion Factor. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $13,326.25 per annum. At the time of the execution of this Lease, the Electrical Inclusion Factor is an agreed upon figure, not necessarily representing the true value of electricity being supplied to the Premises. A survey may be made by Owner’s consultant which shall incorporate methods for the determination of the Electrical Inclusion Factor pursuant to Section A. When said survey is completed and delivered to Tenant, the Electrical Inclusion Factor as set forth in said survey shall become binding upon Tenant.

(C) If it shall be determined that the full value to Tenant of such service is in excess of $13,326.25 per annum (such sum is referred to as the “Electrical Inclusion Factor”) this Lease shall be modified as of the survey date by increasing the Rent and the Electrical Inclusion Factor for the remaining Lease Term by an annual amount equal to such excess. However, if it shall be so determined that the full value to Tenant of such service does not exceed the Electrical Inclusion Factor, this Lease shall be deemed modified and there shall be no increase or decrease in the Rent or the Electrical Inclusion Factor by reason of such determination. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its Agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, except if electricity is not supplied then Tenant will not have to pay the Electrical Inclusion Factor.

(D) Owner represents that the electrical feeder or riser capacity serving the Premises on the Commencement Date is adequate to serve the lighting fixtures and electrical equipment (including technology and communication equipment) installed in the Premises initially by Tenant. Subject to the provisions of subsections of this Lease, any additional feeders or risers to supply Tenant’s additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Owner upon Tenant’s request, at the sole cost and expense of Tenant, provided that, in Owner’s judgment, such additional feeders or risers are necessary and are permissible under applicable laws (including, without limitation, the New York State Energy Conservation Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to the business machines, office equipment or other appliances in the premises which utilize electrical energy without the prior consent of Owner in each instance.

(E) Rate Adjustment - If the cost to Owner of electricity shall have been, or shall be, increased from time to time by change in utility company’s electricity rates, charges, fuel adjustment, or service classification or by taxes or charges of any kind imposed thereon, or for any other reason (“Electrical Change”), then the Electrical Inclusion Factor, which is a portion of the fixed annual rent, shall be increased in the same percentage. Any such percentage increase in the charge to the Owner shall be computed by the application of an averaged monthly seasonal consumption (Demand and Energy) of electricity which shall reasonably reflect such consumption of the entire Building based on a period of twelve (12) full months prior to the rate change, other change in cost, or any changed method of or rules on billing for same, on a consistent basis to the new rate and/or service classification. The following method of computation shall be employed in making the percentage differential determination applicable to the Electrical Inclusion Factor.

(i)	Owner’s bills from the public utility corporation providing electricity to the Building for the twelve (12) month period immediately preceding the Electrical Change in question shall be averaged for demand and consumption (KW and KWH) and the rate structure in effect immediately prior to the Electrical Change in question shall be applied to the average demand and consumption factors of Owner’s billings for the Building for said twelve (12) month period resulting in an agreed determination of the cost to Owner of electricity for the Building immediately prior to the Electrical Change in question;

(ii)	The new rate structure pursuant to which Owner is billed by the public utility corporation, i.e., the rate structure which includes the Electrical Change in question, shall be applied to the average demand and consumption factors of Owner’s billings for the Building for said twelve (12) month period resulting in an agreed estimate of the cost to Owner by reason of the Electrical Change in question;

(iii)	The difference in the costs determined pursuant to the foregoing subdivisions (i) and (ii) shall be deemed the amount of the estimated annual change in cost and the amount of such estimated annual change in cost shall be divided by the cost determined pursuant to the foregoing subdivision (i); and

(iv)	The resulting quotient shall be applied to Tenant’s then current Electrical Inclusion Factor to produce the increase or decrease in the Rent and Electrical Inclusion Factor.

Any increase in the rent related to rate increases shall he payable by Tenant from the date of effectiveness of the revised rate schedule. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $ 13,326.25.

(F) INTENTIONALLY OMITTED.

(G) Owner reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant. If Owner exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and the Rent shall be reduced by an amount equal to the then Electrical Inclusion Factor. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Owner: (a) at Owner’s expense, if Owner shall discontinue furnishing electricity to Tenant voluntarily or shall have been compelled to do so by reason of any act or omission of Owner in violation of any law or rule or regulation; or (b) at Tenant’s expense, if Owner shall have been compelled to discontinue furnishing electricity to Tenant by reason of any act or omission of Tenant in violation of any law, rule or regulation; or (c) at the equal expense of Owner and Tenant, if such discontinuance shall have been by compulsion of law or of any rule or regulation and not by reason of any act or omission of Owner or Tenant in violation of any law or any rule or regulation. Owner shall not voluntarily discontinue furnishing electricity to Tenant unless it likewise discontinues furnishing electricity to all tenants of office space above the second floor of the Building or until Tenant is able to receive electricity directly from the public utility or other company servicing the Building but Tenant shall upon notice from Owner proceed diligently to make provision so as to receive electricity directly.

(H) Owner shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Owner or of any public utility or other company servicing the Building with electricity.

(I) The Electrical Inclusion Factor shall be subject to periodic adjustments upon the occurrence of any increase in Tenant’s electric connected load and/or usage subsequent to the initial or any revised Electrical Inclusion Factor currently in effect, which was partially based on demand and usage factors as determined by Owner’s consultant. Owner may, at its option, from time to time, have its electric rate firm resurvey the Premises and adjust the Electrical Inclusion Factor to reflect such changes, employing methods of determination as heretofore set forth within this Rider. In no event, however, shall the Electrical Inclusion Factor be decreased below the annual rate of $3,326.25.

(J) In the event Tenant disagrees with the Electrical charges in this Article 68 as billed by Owner. Tenant shall nevertheless pay the same as billed until the dispute has been resolved. If the same is subsequently reduced as hereinafter set forth, Tenant shall be allowed credit against rent for any overpayment. Within thirty days after Tenant receives written notification of the results of a survey conducted by Owner, Tenant shall notify Owner that Tenant disagrees with the same. Owner on written request by Tenant will provide a copy of the survey or other documentation prepared by Owner’s electrical consultant. Tenant’s electrical consultant shall have done electrical survey type of work in similar buildings in Manhattan for at least three years. Within another 30 days Tenant’s electrical consultant will conduct its own electrical survey. Tenant’s electrical consultant (paid by Tenant) and Owner’s electrical consultant (paid by Owner) shall attempt to resolve the dispute. Owner agrees that Tenant’s electrical consultant will perform a survey using reasonable industry standard methods and practices not necessarily described in this Lease. In the event Owner and Tenant are not able to resolve a dispute they shall select a third electrical consultant (to be paid one half by Owner and one half by Tenant) whose determination shall be binding upon both parties and such determination shall be no greater than the higher of Owner’s or Tenant’s survey (the “Ceiling”) and no lower then $13,326.25 per annum.

69. INTENTIONALLY OMITTED

70. OWNER’S WORK

Tenant has inspected the Demised Premises and accepts the same “as is” (subject to the provisions of this Lease) and Owner is required to do no work and furnish no materials for use in the Demised Premises.

71. INTENTIONALLY OMITTED

72. CASUALTY

Supplementing Article 9, if all or any part of the demised premises is damaged or rendered unusable by fire or other casualty, Owner shall deliver to Tenant within 60 days of such fire or other casualty, a written estimate from Owner’s contractor of the time within which substantial restoration of the demised premises and access to the Building (i.e., substantial completion of repairs to the demised premises or the portions thereof in which Owner has an insurable interest) will occur. If said contractor estimates the time as less than nine months from the date of the fire or other casualty, this Lease will remain in full force and effect subject to the abatement of rent set forth herein unless Owner elects to demolish the Building as Permitted by Article 9 hereof. If said contractor reasonably estimates such time as greater than nine months from the date of the fire or casualty, Tenant shall have the right to end the term of this Lease by notice to Owner within 10 business days after receipt of the contractor’s written estimate. If said estimate is less than nine months from the date of the fire or other casualty (or if it is greater than nine months from the date of the fire or other casualty and Tenant has not elected to end the term of this Lease) and Owner fails or is unable to substantially restore the demised premises within nine months of the date of such fire or other casualty (or such later date if the estimate was greater than nine months for substantial completion) Tenant shall have the right to end the term of this Lease upon 30 days’ notice to Owner at any time following the expiration of said nine months or later period and prior to such substantial restoration whereupon the term of this Lease will end on the expiration of said 30 days unless the demised premises have been substantially restorted prior to the end of said 30 days.

N
3901
3902
LIQUID PRIME
We'll
Roof above 13th Floor
50th Street
Third Avenue

RDM

800 Third Avenue - 39th Floor

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

Liquid Holdings Group, LLC.

800 Third Avenue, Portion of the 39th Floor

New York, New York

RENT SCHEDULE

Portion of Lease Term	Annual Rental
5/1/12 - 3/31/13	$306,802.04
4/1/13 - 3/31/14	$322,087.09
4/1/14 - 3/31/15	$330,139.26
4/1/15 - 3/31/16	$338,392.75
4/1/16 - 3/31/17	$346,852.56
4/1/17 - 3/31/18	$355,523.88
4/1/18 - 9/30/18	$364,411.97